Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. ss. 1350,
AS ADOPTED PURSUANT TO
ss. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-KSB/A (the "Report") of SulphCo, Inc. (the "Company") for the annual period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, Rudolf W. Gunnerman, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Loren J. Kalmen, Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 8, 2006	By:	/s/ Rudolf W. Gunnerman
Rudolf W. Gunnerman Chairman of the Board and Chief Executive Officer

Dated: June 8, 2006	By:	/s/ Loren J. Kalmen
Loren J. Kalmen Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.